EXHIBIT 99.1

DOCENT ANNOUNCES FINANCIAL RESULTS

FOR THE FIRST QUARTER ENDED MARCH 31, 2003

Narrows GAAP and Pro-Forma Losses

Mountain View, CA.—April 23, 2003—Docent®, Inc. (Nasdaq: DCNT), a leading provider of integrated software solutions proven to directly drive business performance through learning, today announced the financial results of its first quarter ended March 31, 2003.

On a GAAP basis, the first quarter 2003 net loss was $2.8 million, or 22 cents per share, compared to a net loss of $3.2 million, or 24 cents per share, in the fourth quarter of 2002 and $9.8 million, or 71 cents per share, in the first quarter of 2002.

First quarter 2003 pro-forma net loss, which excludes amortization of intangibles assets, stock-based compensation, restructuring charges and nonrecurring other income and expense, was $2.3 million, or 17 cents per share, compared to a pro-forma net loss of $2.5 million, or 19 cents per share, for the fourth quarter of 2002 and a pro-forma net loss of $7.2 million, or 51 cents per share, for the first quarter of 2002.

Docent’s first quarter 2003 revenue was $7.4 million, compared to $7.1 million in the fourth quarter of 2002 and $8.0 million in the first quarter of 2002.

“The results of Docent’s first quarter were in line with our previously announced guidance and we continue to make good progress toward our goal of profitability,” said R. Andrew Eckert, President and Chief Executive Officer. “We have progressively reduced Docent’s net loss in each of the six most recent quarters from a GAAP net loss of $18.3 million in the third quarter of 2001 to $2.8 million in this year’s first quarter.”

“Despite a weak global economy, Docent continued to win head to head competition against traditional competitors and expanded its customer base and industry leadership position,” Eckert said. “In the first quarter we signed our first three customers for Docent Analytics™ , the only turnkey solution that enables organizations to measure the impact of learning activities on business results,” he stated.

At the end of the first quarter of 2003, Docent had $37.7 million in cash and short-term investments, or approximately $2.63 per share. Deferred revenue grew to $7.3 million as of March 31, 2003, compared to $6.6 million as of December 31, 2002, and $6.3 million as of March 31, 2002. Accounts receivable days sales outstanding (DSO) was 71 days at the end of the first quarter of 2003, compared to 76 days at the end of the fourth quarter of 2002 and 87 days at the end of last year’s first quarter.

In other first quarter highlights, the company announced a major new release of Docent Enterprise™ 6.5, which extends Docent’s advantage in the market for compliance and certification solutions and tightly integrates its Peak Performance® application with Docent LMS. Docent was also recognized by Gartner as a leader in its 2003 eLearning Suites and LMS Magic Quadrants and achieved the highest overall vendor rating in the META Group 2003 METAspectrum report on learning management system vendors.

Financial Outlook

For the second quarter of 2003, the company expects revenue to be between $7.5 million and $8.0 million compared to $7.4 million in the first quarter of 2003. On a GAAP basis net loss is expected to be between 19 cents and 21 cents per share compared to 22 cents per share in the first quarter of 2003. Cash and short-term investments, excluding the impact of any stock repurchases, are expected to be between $35 million and $37 million.

Teleconference Web-cast

Docent management has scheduled a teleconference for 2:00 p.m. (PDT), 5:00 p.m. (EDT) today to discuss financial results and business events for the first quarter of 2003, as well as the current outlook for the second quarter of 2003. A live Web-cast of the conference call can be accessed through the Investor Relations section of Docent’s Web site at http://www.docent.com. From this site, you can listen to the teleconference, assuming that your computer system is configured properly. A telephone replay of the teleconference will be available on Wednesday, April 23, beginning at approximately 4:00 p.m. (PDT) through the close of business on April 30, 2003. The replay can be accessed by dialing: 402-998-1369, access code 5689.

About Docent, Inc.

Docent Inc. (Nasdaq: DCNT) is a leading provider of integrated software solutions proven to directly drive business performance through learning. Docent solutions for sales performance, product launch, channel effectiveness, customer education, compliance, ERP/CRM implementations, and other business priorities are enabled by the industry’s most comprehensive suite of business performance management applications, industry-specific content, and world-class services. Solutions are tailored to address the unique requirements of vertical markets, including government, life sciences, energy, high tech, telecommunications, financial services, retail and manufacturing.

Docent outperforms the industry in customer satisfaction benchmarks, delivering compelling and measurable ROI to blue chip customers such as Cingular Wireless, Harley-Davidson, Wachovia Corporation, Lucent Technologies, Kelly Services, Eaton Corporation, PSS/World Medical, and Bechtel Group, Inc. Docent partners with the world’s most prominent systems integrators and business process outsourcing providers, including Exult, HP, IBM Human Capital Solutions, Cap Gemini Ernst & Young and Deloitte Consulting. Docent is distinguished in the leader quadrant by Gartner in the 2003 e-Learning Suites and LMS Magic Quadrants, and achieved the highest overall vendor rating in the META Group 2003 METAspectrum report on learning management system vendors. Docent is headquartered in Mountain View, California, with other offices throughout the United States, Europe and Asia-Pacific.

Safe Harbor Statement

This earnings release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “forecasts,” “predicts,” “intends” or the negative of such terms or other comparable terminology. In addition, these forward-looking statements include, but are not limited to, statements regarding the following: (1) Docent’s current financial outlook for the second quarter of 2003 (2) Docent’s ability to compete effectively in the eLearning market, (3) Docent’s plans to develop new products and services, (4) Docent’s business strategies and plans and (5) Docent’s future business performance. Actual results may differ materially from those described in any such forward-looking statement. You are cautioned not to place undue reliance on any forward-looking statements. Risks inherent in Docent’s business and factors that could cause or contribute to such differences include without limitation the risks set forth in Docent’s filings with the Securities and Exchange Commission, including the “Risk Factors” section and the considerations set forth under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Form 10-K for the year ended December 31, 2002. Docent expressly disclaims any obligation to update any forward-looking statements.

Docent, Docent Enterprise and the marks relating to Docent products and services referenced herein are either trademarks and/or registered trademarks of Docent, Inc. All other names are trademarks and/or registered trademarks of their respective owners.

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For Additional Information Contact:

Neil Laird

650-934-9525

nlaird@docent.com

Steve Polcyn

650-934-9589

spolcyn@docent.com

Docent, Inc.

GAAP Condensed Consolidated Statements of Operations

(in thousands, except per share amounts)

Unaudited

	Three Months Ended March 31
	2003	2002
Revenue:
License	$3,584	$4,386
Service and maintenance	3,823	3,620

Total revenue	7,407	8,006

Cost of revenue:
Cost of license	360	411
Cost of service and maintenance	2,007	2,471

Total cost of revenue	2,367	2,882

Gross profit:
License	3,224	3,975
Service and maintenance	1,816	1,149

Total gross profit	5,040	5,124

Operating expenses:
Research and development	2,434	3,997
Sales and marketing	4,019	7,910
General and administrative	1,402	2,165
Restructuring charge	—	925

Total operating expenses	7,855	14,997

Loss from operations	(2,815)	(9,873)

Interest expense	(14)	(90)
Other income and (expense), net	(90)	(147)
Interest income	101	363

Loss before provision for income taxes	(2,818)	(9,747)
Provision for income taxes	17	48

Net loss	$(2,835)	$(9,795)

Net loss per share—basic and diluted	$(0.22)	$(0.71)

Weighted average common shares outstanding	13,033	14,037

Docent, Inc.

Pro-Forma Condensed Consolidated Statements of Operations (1)

(in thousands, except per share amounts)

Unaudited

	Three Months Ended March 31
	2003	2002
Revenue:
License	$3,584	$4,386
Service and maintenance	3,823	3,620

Total revenue	7,407	8,006

Cost of revenue:
Cost of license	140	51
Cost of service and maintenance	1,987	2,354

Total cost of revenue	2,127	2,405

Gross profit:
License	3,444	4,335
Service and maintenance	1,836	1,266

Total gross profit	5,280	5,601

Operating expenses:
Research and development	2,406	3,853
Sales and marketing	3,925	7,398
General and administrative	1,193	1,685

Total operating expenses	7,524	12,936

Loss from operations	(2,244)	(7,335)
Interest expense	(14)	(90)
Other income and (expense), net	(90)	(57)
Interest income	101	363

Loss before provision for income taxes	(2,247)	(7,119)
Provision for income taxes	17	48

Net loss	$(2,264)	$(7,167)

Net loss per share—basic and diluted	$(0.17)	$(0.51)

Weighted average common shares outstanding	13,033	14,037

(1)	The pro-forma statements exclude the impact of amoritization of intangible assets, stock-based compensation, restructuring charges, and nonrecurring other income and (expense), net in all applicable periods. See attached reconciliation to GAAP information.

Docent, Inc.

Reconciliation of GAAP to Pro-Forma Condensed Consolidated Statements of Operations (1)

(in thousands, except per share amounts)

Unaudited

	Three Months Ended March 31
	2003				2002
	GAAP	Pro-Forma Adj. (2)		Pro-Forma	GAAP	Pro-Forma Adj. (2)		Pro-Forma
Revenue:
License	$3,584			$3,584	$4,386			$4,386
Service and maintenance	3,823			3,823	3,620			3,620

Total revenue	7,407			7,407	8,006			8,006

Cost of revenue:
Cost of license	360	(220	)(a)	140	411	(360	)(a)	51
Cost of service and maintenance	2,007	(20	)(b)	1,987	2,471	(117	)(b)	2,354

Total cost of revenue	2,367			2,127	2,882			2,405

Gross profit:
License	3,224			3,444	3,975			4,335
Service and maintenance	1,816			1,836	1,149			1,266

Total gross profit	5,040			5,280	5,124			5,601

Operating expenses:
Research and development	2,434	(28	)(b)	2,406	3,997	(144	)(b)	3,853
Sales and marketing	4,019	(94	)(b)	3,925	7,910	(512	)(b)	7,398
General and administrative	1,402	(209	)(b)	1,193	2,165	(480	)(b)	1,685
Restructuring charge	—			—	925	(925	)(c)	—

Total operating expenses	7,855			7,524	14,997			12,936

Loss from operations	(2,815)			(2,244)	(9,873)			(7,335)

Interest expense	(14)			(14)	(90)			(90)
Other income and (expense), net	(90)			(90)	(147)	90	(d)	(57)
Interest income	101			101	363			363

Loss before provision for income taxes	(2,818)			(2,247)	(9,747)			(7,119)
Provision for income taxes	17			17	48			48

Net loss	$(2,835)			$(2,264)	$(9,795)			$(7,167)

Net loss per share—basic and diluted	$(0.22)			$(0.17)	$(0.71)			$(0.51)

Weighted average common shares outstanding	13,033			13,033	14,037			14,037

(1)	Use of Pro-Forma Financial Information

To supplement our consolidated financial statements presented in accordance with GAAP, Docent uses pro-forma measures of gross profit, operating results, net income and earnings per share, which are adjusted from GAAP-based results to exclude certain costs, expenses, and nonrecurring other income and expenses. The pro-forma adjustments are provided to enhance the users overall understanding of our current financial performance and our prospects for the future. Specifically, we believe the pro-forma results provide useful information to both management and investors by excluding certain expenses that we believe are not indicative of our core operating results. In addition, since we have historically reported pro-forma results to the investment community, we believe the inclusion of pro-forma numbers provides consistency in our financial reporting. The presentation of this additional information is not meant to be considered in isolation or as a substitute for results prepared in accordance with generally accepted accounting principles.

(2)	Pro-Forma adjustments

Pro-Forma adjustments include the following: (a) amoritization of intangible assets; (b) stock-based compensation; (c) restructuring charge; (d) nonrecurring other income and (expense), net.

Docent, Inc.

Unaudited Condensed Consolidated Balance Sheets

(in thousands)

	Mar. 31, 2003	Dec. 31, 2002
Assets
Current assets:
Cash and cash equivalents	$31,734	$37,014
Short term investments	5,987	3,974
Accounts receivable, net	5,839	5,958
Prepaid expenses and other current assets	1,392	1,424

Total current assets	44,952	48,370

Property and equipment, net	2,878	3,118
Intangible assets, net	2,117	2,337
Other assets	392	417

Total assets	$50,339	$54,242

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$629	$1,032
Accrued liabilities	4,176	5,448
Restructuring accrual, current portion	797	888
Deferred revenue	7,325	6,626
Capital lease obligations, current portion	14	99

Total current liabilities	12,941	14,093

Restructuring accrual	973	1,096
Capital lease obligations	6	45

Stockholders’ equity	36,419	39,008

Total liabilities and stockholders’ equity	$50,339	$54,242